EXHIBIT 99.3
COMPANY OVERVIEW
Nortel
Nortel is a global supplier of communication equipment serving both service provider and enterprise customers. We deliver products and solutions that help simplify networks, improve productivity as well as drive value creation and efficiency for consumers. Our technologies span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Our networking solutions consist of hardware, software and services. Our business activities include the design, development, assembly, marketing, sale, licensing, installation, servicing and support of these networking solutions. As a substantial portion of our business has a technology focus, we are dedicated to making strategic investments in research and development, or R&D. We believe one of our core strengths is strong customer loyalty from providing value to our customers through high reliability networks, a commitment to ongoing support, and evolving solutions to address product technology trends.
Our Segments
During 2005, our operations were organized into four reportable segments: Carrier Packet Networks, Code Division Multiple Access, or CDMA, Networks, Global System for Mobile communications, or GSM, and Universal Mobile Telecommunications Systems, or UMTS, Networks and Enterprise Networks. On September 30, 2005, we announced a new organizational structure, effective January 1, 2006, that included, among other things, combining the businesses represented by our four reportable segments at that time into two product groups: (i) Enterprise Solutions and Packet Networks, which combines optical networking solutions (included in our Carrier Packet Networks segment in 2005), data networking and security solution, and portions of circuit and packet voice solutions (included in both our Carrier Packet Networks segment and Enterprise Networks segment in 2005) into a unified product group; and (ii) Mobility and Converged Core Networks, which combines our CDMA solutions and GSM and UMTS solutions (each a separate segment in 2005) and other circuit and packet voice solutions (included in our Carrier Packet Networks segment in 2005). These organizational changes resulted in a change to our reportable segments. Commencing in the first quarter of 2006, Mobility and Converged Core Networks and Enterprise Solutions and Packets Networks form our reportable segments.
See “—Our Strategy” for potential future changes in our reportable segments.
Mobility and Converged Core Networks
Products
Mobility and Converged Core Networks provides mobility networking solutions using CDMA solutions, GSM and UMTS solutions, carrier circuit and packet voice solutions and professional services. Mobility networking refers to communications networks that enable end-users to be mobile while they send and receive voice and data communications using wireless devices, such as cellular telephones, personal digital assistants and other computing and communications devices. These networks use specialized network access equipment and specialized core networking equipment that enable an end-user to be connected and identified when not in a fixed location. In addition, our carrier circuit and packet voice solutions provide a broad range of voice solutions to our service provider customers, including local, toll, long distance and international gateway capabilities using either circuit or packet-based switching technologies. Our service provider customers in this segment include local and long distance telephone companies, wireless service providers, cable operators and other communication service providers.
CDMA networks solutions
CDMA is a second generation, or 2G, wireless standard, also known as IS-95 or cdmaOne, and is supported globally. CDMA networks are evolving to third generation, or 3G, according to the CDMA 3G 1xRTT (single channel (1x) Radio Transmission Technology) standard, also known as CDMA2000, for voice and high-speed data mobility. CDMA 3G 1xEV-DO, or Evolution Data Optimized, are extensions of CDMA 3G standards for high speed wireless networks for data, voice and multimedia communications. We also provide Time Division Multiple Access, or TDMA, solutions, a 2G wireless standard supported mainly in the United States, Canada and the Caribbean and Latin America region, or CALA. Our Mobility and Converged Core Networks segment is also developing products and services to compete in the emerging broadband wireless segment based on Orthogonal Frequency Division Multiplexing and commonly known as Worldwide Interoperability for Microwave Access, or WiMAX.
GSM and UMTS networks solutions
GSM is a 2G wireless standard supported globally. GSM networks have evolved to carry data, as well as voice, using the General Packet Radio Standard, or GPRS. GPRS is viewed as a 2.5G technology that provides faster and therefore increased data transmission capabilities. Enhanced Data Rates for Global Evolution, or EDGE, is a further evolution of GSM systems to support higher data speeds. In addition to higher data speeds, EDGE provides increased voice capacity for existing GSM operators. An additional variant of the GSM standard, called GSM-R, focuses on the delivery of communications and control services for railway systems. The GSM technologies have now evolved to embrace Wideband CDMA, or WCDMA, which is also referred to as UMTS. UMTS combines WCDMA-based radio access with packet switching technology to provide high capacity, high speed wireless networks for data, voice and multimedia communications. We also offer High Speed Downlink Packet Access, or HSDPA, software upgrades to existing UMTS networks. HSDPA is a technology that provides greater download speeds and interactivity with end-users.
Carrier circuit and packet voice solutions
Our carrier circuit and packet voice solutions simplify network architectures by combining voice, multimedia and emerging broadband applications for revenue generating services to one packet network. We are a leader in the development and deployment of highly scalable circuit switched and secure voice over packet solutions such as Voice over Internet Protocol, or VoIP, for wireline and wireless service providers around the world. Our voice over packet solutions offer service providers opportunities for new revenue sources and operating and capital cost reduction, as well as high levels of reliability and network resiliency. Our solutions include the following:

•	Our wireline voice over packet network solutions for service providers, which include softswitches and media gateways. The portfolio provides the complete range of voice over packet solutions, including local, toll, long-distance and international gateway capabilities, and enables voice applications to run on the multi-service packet network. These solutions leverage more efficient packet-based, as opposed to circuit-based, technologies that drive reduced capital and operational costs for service providers and provide a platform for the delivery of new revenue-generating services, such as Centrex IP and VoIP virtual private networks.

•	Our multimedia communications services portfolio allows our customers to deploy new, enhanced multimedia services, including video, collaboration as well as call control and call management services. The portfolio consists of a session initiation protocol, or SIP, based application server that can enable an interactive user session involving multimedia elements such as video, voice, chat, gaming and virtual reality. For example, users are provided with the flexibility to customize their communications by selecting the medium over which they wish to receive a particular message (such as wireline or wireless telephony, e-mail and instant messaging) and by setting screening criteria such as time of day and day of week, month or year.

•	Our portfolio of digital, circuit-based telephone switches provides local, toll, long-distance and international gateway capabilities for service providers. These systems enable service providers to connect end-users making local and long-distance telephone calls. These products can evolve to voice over packet solutions.

•	Our Nortel Networks Developers Partner Program develops solutions to drive the interoperability of our VoIP multimedia communications and our digital, circuit-based telephone switch portfolios with third party vendors including infrastructure and application companies.

•	Our IP Multimedia Subsystem, or IMS, solution is designed to enable fixed, mobile and cable operators to create a converged core network and rapidly deploy a wide variety of new services. The IMS solution currently is in trial in North America.
These solutions work alone or in combination with each other to provide traditional voice services, advanced packet voice services and enhanced multimedia services to service providers around the world.
Markets
The market for our wireless networking solutions is global. We anticipate that industry demand for wireless networking equipment will be impacted by continued subscriber and network traffic growth, and the effectiveness of 2.5G and 3G wireless networking systems including those based on CDMA 3G and UMTS spread spectrum technology. The migration from 2G to 2.5G and 3G wireless communications technologies in various markets is also largely dependent on the effective transition from circuit switching technologies in 2G core networks to packet-based networking technologies in 3G core networks. We believe that our extensive experience in deploying CDMA wireless communications networks combined with our expertise in packet-based networking for wireline networks is a competitive strength during the migration from 2G to 2.5G and 3G wireless communications networks, and in emerging broadband wireless networking segments. Commercial CDMA 3G networks have been launched in the United States, Canada and certain countries in the CALA, Africa, Middle East and the Asia Pacific regions. CDMA networks operating in the 450 MHz radio spectrum are also expanding into Central and Eastern Europe. We anticipate that industry demand for GSM and UMTS wireless networking solutions will be impacted by continued subscriber growth in developing markets requiring network expansion to accommodate an increase in network traffic. In developed markets, a significant number of service providers are evolving their networks with enhanced voice and data capabilities provided by Adaptive MultiRate and EDGE technologies. UMTS networks are being deployed by service providers to meet expected growth in usage levels. Certain service providers are also focusing on upgrading their UMTS networks to support HSDPA. The market for wireless data services is expected to continue to grow.
The market for our carrier circuit and packet voice solutions is global. To meet the growing demand for new revenue generating services and network efficiency, we anticipate growth in demand for packet-based networking equipment that supports the convergence of data, voice and multimedia communications over a single communications network and that provides greater network capacity, reliability, speed, quality and performance. We anticipate a continued increase in deployments of service provider VoIP networks worldwide. While we anticipate growth in VoIP networks, we also anticipate a decline in traditional voice networks. We anticipate an increased emphasis by service providers towards end-user networks in addition to their efforts to modernize the inter-connection of those networks. Increased competition between services providers has led to consolidation of these customers. Cable operators and new Internet service providers are entering the voice and data markets and are increasing the competitive pressure on established service providers. For example, cable operators provide high speed data services as well as voice services by using VoIP technology. Similarly, established service providers are using existing broadband networks and expanding those broadband networks to offer bundled services such as telephone, high speed Internet and television services across those broadband networks.
Customers
Our customers are wireless and wireline service providers, and their customers are the subscribers for wireless and wireline communications services. The top 20 global wireless service providers collectively account for a majority of all wireless subscribers around the world. We are currently focused on increasing our market presence among the top global wireless and wireline service providers.
Competition
Our major competitors in the global wireless CDMA infrastructure business have traditionally included Motorola Inc. and Lucent Technologies Inc., or Lucent, with each focusing to varying degrees on the international standards represented by CDMA technologies. More recently, Samsung Electronics Co., Ltd., or Samsung, has emerged as a competitor in the sale of CDMA systems, and Huawei Technologies Co., Ltd., or Huawei, and ZTE Corporation have emerged as competitors in the sale of CDMA systems in China and many other developing countries. Generally, the vendors that compete in the GSM market are the same vendors that compete in the UMTS market. In the GSM and UMTS market, our major competitors are Telefonaktiebolaget LM Ericsson, or Ericsson, Nokia Corporation, Siemens Aktiengesellschaft, or Siemens, Alcatel S.A., or Alcatel, Motorola, Huawei and ZTE Corporation. Lucent, Samsung, NEC Corporation, or NEC,

also offer UMTS solutions. Cisco Systems, Inc., or Cisco, also competes in the area of wireless data core network equipment.
Our principal competitors in the market for carrier circuit and packet voice solutions are large communications companies such as Siemens, Alcatel, Cisco, Ericsson and Lucent. We also compete against niche competitors, such as Sonus Systems Limited, BroadSoft, Inc. and Tekelek (which acquired Taqua Inc. in 2004). Certain competitors are also strong on a regional basis, such as Huawei and ZTE Corporation in the Asia Pacific region. Some niche competitors are partnering with larger companies to enhance their product offerings and large communications competitors are also looking for these partnerships or alliances to broaden their product offerings.
Enterprise Solutions and Packet Networks
Products
Enterprise Solutions and Packet Networks provides enterprise circuit and packet voice solutions, data networking and security solutions and optical networking solutions. Our solutions for enterprises are used to build new networks and by customers who want to transform their existing communications network into a more cost effective, packet-based network supporting data, voice and multimedia communications. Our optical and data networking solutions efficiently transform our customers’ networks (both enterprise and carrier) to be more scalable and reliable for the high speed delivery of diverse multimedia communication services.
Enterprise circuit and packet voice solutions
Our portfolio of enterprise circuit and packet voice communications solutions includes:

•	Our communications servers and remote gateway products which provide converged data, voice and multimedia communications systems using VoIP or SIP. We provide a broad range of VoIP based telephone devices for use in offices and conference rooms, mobile devices for use in wireless local area networks, or WLAN, and personal data assistants and softphones for use in personal and laptop computers.

•	Our customer premises-based circuit and packet telephone switching systems which are designed for small, medium and large commercial enterprises and government agencies. These systems provide or can be configured with multiple applications, including voice communications features, such as voice messaging, call waiting and call forwarding, as well as advanced voice services, converged multimedia applications and other networking capabilities.

•	Our customer contact center, messaging and interactive voice and web service solutions which are advanced communications tools designed to work with our customer premises-based solutions. These tools enable employees to efficiently and productively communicate with business contacts and other employees regardless of where they are located, the applicable time zone or whether they choose to interact over the telephone or the Internet.
Data networking and security solutions
We offer a broad range of data networking (packet switching and routing), optical, and security solutions for our enterprise customers, including:

•	Our data switches, secure routers and associated security products, which provide data switching designed to allow our customers to provide Internet data security and IP services including IP routing, virtual private networks, deep packet inspection, firewall applications, policy management and data traffic flow management. These products also enable our customers to manage and prioritize the Internet content that is provided to end-users and balance the amount of communications traffic on multiple Internet servers.

•	Our Ethernet switch portfolio, which is a series of high performance packet switches for our enterprise customers’ small to large local area networks that use the Ethernet, a standard computer networking protocol for local area networks. A portfolio of Ethernet switches also supply standards-based Power-Over-Ethernet to various devices, including IP telephones, WLAN access points, security cameras and compatible remote devices.

•	Our multi-protocol routers, which offer high-speed, high-capacity and medium-capacity data switching to support a wide range of data communications technologies, including multi-protocol label switching, Asynchronous Transfer Mode, or ATM, IP and frame relay services. Our Ethernet routing switches deliver IP routing and switching.

•	Our portfolio of WLAN service switching products, which are designed to provide secure and efficient transmission of WLAN data and voice traffic for mobile users. Our wireless mesh network solution incorporates the latest security standards to protect both user access and network access by providing security between wireless access points. A wireless mesh solution is ideal for WLAN coverage of large open areas, both indoor and outdoor and in areas where Ethernet cabling does not exist and is prohibitive to install. Our WLAN voice products integrate with our communications servers and gateway products to provide a wireless VoIP solution for our customers.

•	Our portfolio of optical networking products, which are designed to provide high-speed broadband connectivity between businesses, municipalities, healthcare, financial, and educational institutions. Optical networks are also used to extend the range of storage area networks to enable our customers to consolidate their data servers. Our products enable enterprises to deploy these storage area networks in alternate locations, providing geographic redundancy as part of their business continuity strategy.

We offer a wide range of data networking solutions to our service provider customers. Our wide area network, or WAN, solutions, Carrier Ethernet and IP service platforms enable our service provider customers to offer connectivity solutions and high value services to both enterprises and residential customers. Connectivity solutions include packet services such as IP, Ethernet, frame relay and ATM. High-value services, such as IP virtual private networks, enable an enterprise to connect with other enterprise sites and remote users and to securely connect with business partners. These high-value services also provide enhanced network capabilities, such as network security, network address translation and class of service, that enable service providers to offer a wide range of networking services beyond basic connection to the network.
Optical networking solutions
Our optical networking solutions efficiently transform our customers’ networks to be more scalable and reliable for the high speed delivery of diverse multimedia communication services. These solutions include next generation photonic Coarse/ Dense Wavelength Division Multiplexing, or C/DWDM, transmission solutions, multiservice synchronous optical transmission solutions, optical switching solutions and network management and intelligence software. We also offer our customers a variety of related professional services. Our solutions include the following:

•	Our next generation photonic networking C/ DWDM solutions, which allow multiple light wave signals to be transmitted on the same fiber optic strand simultaneously by using different wavelengths of light to distinguish specific signals, thereby increasing the capacity and flexibility of a network.

•	Our multiservice synchronous optical transmission systems, which use traditional optical standards, including the SONET standard, the most common standard in the United States and Canada and some countries in the Asia Pacific region, and the SDH standard, the most common standard in the EMEA and CALA regions and many other countries. Our multiservice SONET/SDH solutions comprise optical platforms that integrate diverse protocols and technologies to deliver services over a cost effective, scalable and reliable converged services network.

•	Our optical switching solutions, which enable communication signals in optical fibers to be selectively directed or “switched” from one network circuit to another.
Our network management software and intelligence solutions are designed to give our customers the ability to monitor and improve the performance of their networks.
Markets
We offer enterprise circuit and packet voice and data networking and security solutions to enterprises around the world. We believe enterprise customers are focusing more on how their communications needs integrate into their overall business processes. As a result, we anticipate that global demand for packet-based networking equipment that supports the convergence of data, voice and multimedia communications over a single communications network and that provides greater network capacity, reliability, speed, quality and performance will continue to increase. Globally, enterprise customers continue to invest in equipment for their communications networks, primarily for network security and resiliency, for VoIP, WLANs and for virtual private networks.
We expect that any additional capital spending by our customers will continue to be directed toward opportunities that enhance customer performance, generate revenue and reduce costs in the near term.
The outlook for optical equipment sales is positive, with the optical market currently experiencing increasing growth in metro network deployments for mobile and broadband backhaul and for video content distribution, with spending growth moderated by pricing pressures.

Customers
We offer our products and services to a broad range of enterprise customers around the world, including large businesses and their branch offices, small businesses and home offices, as well as government agencies, educational and other institutions and utility organizations. Key industry sectors for our business customers include the telecommunications, high-technology manufacturing, government (including the defense sector), and financial services sectors. We also serve customers in the healthcare, retail, education, hospitality, services, transportation and other industry sectors. We are currently focused on increasing our market presence with enterprise customers. In particular, we intend to focus on leading enterprise customers with high performance networking needs. We use numerous distribution channels for delivering solutions to enterprises, including our own direct sales force for large enterprises and governments, and distributors, resellers and partners for medium-sized and smaller enterprises. Certain of our service provider customers, as well as system integrators, distributors and resellers, also act as distribution channels for our enterprise sales.
We offer our circuit and packet voice solutions and optical solutions to a wide range of service providers including local and long distance telephone companies, wireless service providers, cable operators, Internet service providers as well as other communication service providers. We also offer data networking and security solutions and optical solutions to enterprises for private enterprise networking, as well as to service providers and system integrators that in turn build, operate and manage custom dedicated and shared networks for their customers such as businesses, government agencies and utility organizations.
Competition
Our principal competitors in the sale of our enterprise circuit and packet voice and data networking and security solutions are Cisco, Avaya Inc., Siemens, Alcatel, NEC and Lucent. Avaya is our largest competitor in the sale of voice equipment while Cisco is our largest competitor in the sale of data networking equipment to enterprises. We also compete with smaller companies that address specific niches in data networking, such as Juniper Networks, Inc., 3Com Corporation, Extreme Networks, Inc., and Enterasys Networks, Inc. We expect competition to remain intense as enterprises look for ways to maximize the effectiveness of their existing networks while reducing ongoing capital expenditures and operating costs.
Our major competitors in the sale of optical networking equipment are Siemens, Alcatel, Cisco and Lucent. Other competitors in optical include Fujitsu Limited, Ericsson (which acquired Marconi in 2005), Huawei, NEC, Ciena Corporation, ADVA International Inc. and ZTE. Some niche competitors are partnering with larger companies to enhance their product offerings and large communications competitors are also looking for these partnerships or alliances to complete their product offerings. Market position in the global market for optical networking equipment can fluctuate significantly on a quarter-by-quarter basis. However, we continue to be a leading global provider of optical networking equipment. No one competitor is dominant in the optical market.
Our strategy
We continue to drive our business forward with a renewed focus on execution and operational excellence through (i) the transformation of our businesses and processes, (ii) integrity renewal and (iii) growth imperatives.
Our plan for business transformation is expected to address our biggest operational challenges and is focused on simplifying our organizational structure, reflecting the alignment of carrier and enterprise networks, and maintains a strong focus on revenue generation as well as quality improvements and cost reduction through a program known as Six Sigma. This program contemplates the transformation of our business in six key areas: services, procurement effectiveness, revenue stimulation (including sales and pricing), R&D effectiveness, general and administrative effectiveness, and organizational and workforce effectiveness. Employees throughout our organization are engaged in supporting various objectives in each of these areas.
We remain focused on integrity renewal through a commitment to effective corporate governance practices, remediation of our material weaknesses in our internal controls and ethical conduct. We have enhanced our compliance function to increase compliance with applicable laws, regulations and company policies and to increase employee awareness of our code of ethical business conduct.
Our long-term growth imperatives are motivated by a desire to generate profitable growth and focus on areas where we can attain a leadership position and a minimum market share of twenty percent in key technologies. Some areas in which we plan to increase our investment include products compliant with the WiMAX standard, the IMS architecture and IPTV. On May 16, 2006, we announced a new business initiative to drive market share in the growing video bandwidth market, or Metro Ethernet Networks. Metro Ethernet Networks will combine our optical solutions and the carrier portion of our data networking and security solutions currently included in our Enterprise Solutions and Packet Networks segment, which are designed to deliver innovative Ethernet portfolios with high quality, reliability, and security. We are currently assessing the impact of this new business initiative on our reportable segments.
Recent key strategic and business initiatives include the continued progress of our finance transformation project, which will implement, among other things, a new information technology platform to provide an integrated global financial system; establishing a greater presence in Asia Pacific through our recently established joint venture with LG; strengthening our end-to-end convergence solutions and focus on the enterprise market, including the acquisition of Tasman Networks Inc., or Tasman Networks; and evolving our supply chain strategy.
We are also in the process of establishing an operating segment that focuses on providing professional services in five key areas: integration services, security services, managed services, optimization services and maintenance services, which are currently a component of all of our networking solutions and reportable segments. We expect this operating segment to become a reportable segment in the second half of 2006.
Recent Developments
Proposed Class Action Settlement
On February 8, 2006, we announced an agreement in principle to settle two significant class action lawsuits pending in the U.S. District Court for the Southern District of New York, or the Proposed Class Action Settlement. This settlement would be part of, and is conditioned on, our reaching a global settlement encompassing all pending shareholder class actions and proposed shareholder class actions commenced against us and certain other defendants following our announcement of revised financial guidance during 2001 and our revision of certain of our 2003 financial results and restatement of other prior periods. The Proposed Class Action Settlement is also conditioned upon the receipt of all required court, securities regulatory and stock exchange approvals. On March 17, 2006, we announced that we and the lead plaintiffs reached an agreement on the related insurance and corporate governance matters including our insurers agreeing to pay $228.5 million in cash towards the settlement and us agreeing with our insurers to certain indemnification obligations. We believe that these indemnification obligations would be unlikely to materially increase our total cash payment obligations under the Proposed Class Action Settlement. On April 3, 2006, the insurance proceeds were placed into escrow by the insurers. The insurance payments would not reduce the amounts payable by us as noted below. We also agreed to certain corporate governance enhancements, including the codification of certain of our current governance practices (such as the annual election by our directors of a non-executive Board chair) in our Board of Directors written mandate and the inclusion in our annual proxy circular and proxy statement of a report on certain of our other governance practices (such as the process followed for the annual evaluation of the Board, committees of the Board and individual directors). The Proposed Class Action Settlement would contain no admission of wrongdoing by us or any of the other defendants.
Under the terms of the proposed global settlement contemplated by the Proposed Class Action Settlement, we would make a payment of $575 million in cash, issue 628,667,750 of Nortel Networks Corporation common shares (representing 14.5% of our equity as of February 7, 2006), and contribute one-half of any recovery in our existing litigation against our former president and chief executive officer, former chief financial officer and former controller, who were terminated for cause in April 2004, seeking the return of payments made to them under our bonus plan in 2003. In the event of a share consolidation of Nortel Networks Corporation common shares, the number of Nortel Networks Corporation common shares to be issued pursuant to the Proposed Class Action Settlement would be adjusted accordingly. The proposed settlement amount would include all plaintiffs court-approved attorney’s fees. As a result of the Proposed Class Action Settlement, we established a litigation provision and recorded a charge to our full-year 2005 financial results of $2,474 million (net of insurance proceeds), of which $575 million related to the proposed cash portion of the Proposed Class Action Settlement, while $1,899 million related to the proposed equity component. We adjusted the equity component in the first quarter of 2006 and will further adjust it in future quarters based on the fair value of the Nortel Networks Corporation common shares issuable until the finalization of the settlement. As of March 31, 2006, the fair value of the proposed equity component increased to $1,918 million, resulting in an additional shareholder litigation settlement expense of $19 million. On June 1, 2006, we deposited the $575 million cash payment plus accrued interest of $5 million into escrow pending satisfactory completion of all conditions to the Proposed Class Action Settlement. Any change to the terms of the Proposed Class Action Settlement as a result of ongoing discussions with the lead plaintiffs would likely also result in an adjustment to the litigation provision.

Discussions are ongoing regarding a process to resolve the Canadian actions as part of the terms of the Proposed Class Action Settlement and we and the lead plaintiffs are continuing discussions towards a definitive settlement agreement. At this time, it is not certain that such an agreement can be reached, that each of the actions noted above can be brought into, or otherwise bound by, the proposed settlement, if finalized, or that such an agreement would receive the required court and other approvals in all applicable jurisdictions. The timing of any developments related to these matters is also not certain. The Proposed Class Action Settlement and the litigation provision charge taken in connection with the Proposed Class Action Settlement do not relate to ongoing regulatory and criminal investigations and do not encompass a related Employment Retirement Income Security Act, or ERISA, class action or the pending application in Canada for leave to commence a derivative action against certain of our current and former officers and directors. For additional information, see the “Risk Factors” section and note 18 “Contingencies” of the unaudited condensed consolidated financial statements in the 2006 First Quarter Report.
Credit and Support Facilities
On February 14, 2006, we entered into the 2006 Credit Facility. This new facility consists of (i) a senior secured one-year term loan facility in the amount of $850 million, or Tranche A Term Loans, and (ii) a senior unsecured one-year term loan facility in the amount of $450 million, or Tranche B Term Loans. We will use $1.3 billion of the net proceeds of this offering to repay the 2006 Credit Facility. For more information on the 2006 Credit Facility, see “Liquidity and Capital Resources— Future Sources of Liquidity” in the MD&A section of the 2006 First Quarter Report.
Acquisitions
On February 24, 2006, we acquired 100% of the common and preferred shares of Tasman Networks, an established networking company that provides a portfolio of secure enterprise routers, for $99 million in cash and related liabilities. The preliminary purchase price allocation of $99 million included approximately $101 million of goodwill and $2 million in net liabilities assumed. For additional information, see “Acquisitions, divestitures and closures” in note 9 of the unaudited condensed consolidated financial statements in the 2006 First Quarter Report.
Joint Ventures
On November 9, 2005, we and Huawei entered into a non-binding Memorandum of Understanding to establish a joint venture for developing ultra broadband access solutions. We and Huawei have now decided not to proceed with a joint venture. The parties are continuing discussions to define the nature that any ongoing alliance or relationship may take. An alliance or relationship, if any, would still be subject to negotiation, execution of definitive agreements and customary regulatory approvals.
Evolution of Our Supply Chain Strategy
In 2004, we entered into an agreement with Flextronics International Ltd., or Flextronics, regarding the divestiture of substantially all of our remaining manufacturing operations and related activities, including certain product integration, testing, repair operations, supply chain management, third party logistics operations and design assets. We and Flextronics also entered into a four year supply agreement for manufacturing services (whereby after completion of the transaction Flextronics will manage approximately $2,500 million of our annual cost of revenues) and a three-year supply agreement for design services.
On May 8, 2006, we completed the transfer to Flextronics of our manufacturing operations and related assets in Calgary, Canada including product integration, testing, repair and logistics operations, representing the final transfer of our manufacturing operations to Flextronics.
The successful completion of the agreement with Flextronics resulted in the transfer of approximately 2,100 employees to Flextronics. We expect gross cash proceeds ranging between $575 million and $625 million, of which approximately $450 million has been received as of June 5, 2006, partially offset by cash outflows incurred to date and expected to be incurred in 2006 attributable to direct transaction costs and other costs associated with the transaction. These proceeds will be subject to a number of adjustments, including potential post-closing date asset valuations and potential post-closing indemnity payments. Any net gain on the sale of this business will be recognized once substantially all of the risks and other incidents of ownership have been transferred.
During the year ended December 31, 2005, we recorded a charge through gain (loss) on sale of businesses and assets of $40 million related to this ongoing divestiture to Flextronics. The charges relate to legal and professional fees, pension adjustments and real estate impairments. During the three months ended March 31, 2006, no gain (loss) on sale of businesses and assets was recorded related to this ongoing divestiture to Flextronics.
For additional information related to the Flextronics divestiture, see “Liquidity and Capital Resources” in the MD&A section of the 2006 First Quarter Report and “Acquisitions, divestitures and closures” in note 9 of the unaudited condensed consolidated financial statements in the 2006 First Quarter Report.
Annual Shareholders’ Meeting
Our Annual Shareholders’ Meeting, or the Annual Meeting, will be held on June 29, 2006. As more fully described in our Proxy Circular and Proxy Statement dated April 28, 2006, or the Proxy Statement, incorporated by reference herein, the Annual Meeting is being held to (i) receive our audited consolidated financials for the year ending December 31, 2005 and related auditor reports; (ii) elect our directors; (iii) appoint Deloitte & Touche LLP as our independent auditors; (iv) consider the reconfirmation and amendment of our shareholder rights plan; (v) consider an amendment to our articles of incorporation relating to a possible consolidation of our common shares; and (vi) consider two shareholder proposals described in the Proxy Statement. The Annual Meeting will also transact such other business as may be properly brought before the meeting. We note that as stated in the report of Institutional Shareholder Services, or ISS, dated June 14, 2006 relating to the Annual Meeting, ISS continues to recommend that we initiate a process to review our relationship with Deloitte & Touche LLP, our independent auditors.
Restatements; Material Weaknesses; Related Matters
We have effected successive restatements of prior period financial results. In December 2003, we restated our consolidated financial statements for the years ended December 31, 2002, 2001 and 2000 and for the quarters ended March 31, 2003 and June 30, 2003, or the First Restatement. Following an independent review of the facts and circumstances leading to the First Restatement, or the Independent Review, we restated our financial statements for the years ended December 31, 2002 and 2001 and the quarters ended March 31, 2003 and 2002, June 30, 2003 and 2002 and September 30, 2003 and 2002, or the Second Restatement. For more information about the First and Second Restatement, see our 2003 Annual Report.
Over the course of the Second Restatement process, we, together with our independent registered chartered accountants, identified a number of material weaknesses in our internal control over financial reporting as of December 31, 2003. Five of those material weaknesses continued to exist as of March 31, 2006. In addition, in January 2005, our and NNL’s Boards of Directors adopted in their entirety the governing principles for remedial measures identified through the Independent Review. We continue to develop and implement these remedial measures.
As part of these remedial efforts and to compensate for the unremedied material weaknesses in our internal control over financial reporting, we undertook intensive efforts in 2005 to validate and enhance our controls and procedures relating to the recognition of revenue. These efforts included, among other measures, extensive documentation and review of customer contracts for revenue recognized in 2005 and earlier periods. As a result of the contract review, it became apparent that certain of the contracts had not been accounted for properly under U.S. GAAP. Most of these errors related to contractual arrangements involving multiple deliverables, for which revenue recognized in prior periods should have been deferred to later periods. In addition, based on our review of our revenue recognition policies and discussions with our independent registered chartered accountants as part of the 2005 audit, we determined that in our previous application of these policies, we misinterpreted certain of these policies.
Management’s determination that these errors required correction led to the Audit Committee’s decision on March 9, 2006 to effect the Third Restatement. The need for the Third Restatement resulted in a delay in filing NNC’s and NNL’s 2005 Annual Reports and NNC’s and NNL’s 2006 First Quarter Reports. Following the announcement of the Third Restatement on March 10, 2006, the Audit Committee directed the Internal Audit group to conduct a review of the facts and circumstances surrounding the Third Restatement principally to review the underlying conduct of the initial recording of the errors and any overlap of items restated in the Third Restatement and the Second Restatement, or the Internal Audit Review. Internal Audit engaged third party forensic accountants to assist in the review. The review is now completed and Internal Audit has reported its findings to the Audit Committee. For more information, see the “Controls and Procedures” section of the 2006 First Quarter Report.